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                                                                    EXHIBIT 5.1

                              PALMER & DODGE LLP
                    One Beacon Street Boston, MA 02108-3190

Telephone: (617) 573-0100                             Facsimile: (617) 227-4420

                                                            March 29, 1999

Parametric Technology Corporation
128 Technology Drive
Waltham, MA 02453

Ladies and Gentlemen:

  We are rendering this opinion in connection with Pre-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-72759 filed February 22, 1999) (the "Registration Statement") filed by Parametric Technology Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on the date hereof. This opinion replaces our opinion dated February 10, 1999. The Registration Statement and the Amendment together relate to the registration of an aggregate of 4,642,586 shares (the "Shares") of the Company's Common Stock, $.01 par value, offered for sale by certain stockholders of the Company described therein.

  We have acted as your counsel in connection with the preparation of the Registration Statement and the Amendment and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters."

                                          Very truly yours,

                                          /s/ Palmer & Dodge LLP
                                          ---------------------------
                                          Palmer & Dodge LLP